UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report:  (Date of earliest event reported)  JANUARY 15, 1997


                              U.S. ELECTRICAR, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)



California                            0-25184                        95-3056150
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(State or other jurisdiction        (Commission                   (IRS Employer
of incorporation)                   File Number)             Identification No.)


5 Thomas Mellon Circle, San Francisco, CA                                 94134
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:                415-656-2400
                                                                   ------------

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Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         On January 15, 1997, U.S. Electricar, Inc. (the "Company") and Fontal International Ltd., Geneva, Switzerland ("Fontal"), executed a Loan Agreement whereby Fontal extended a loan to the Company in an aggregate principal sum of Sixty Thousand Dollars ($60,000). On January 24, 1997, Fontal extended to the Company an additional Two Hundred Thousand Dollars ($200,000) under the same terms and conditions (together referred to herein as the "Loans"). The Loans were evidenced by a secured Promissory Note (the "Note") which provides for a term of six months, an interest rate of ten percent (10%) per annum, and the right to convert at any time, in one or more installments, into shares of the Company's common stock at the conversion rate described below. The Note and shares issuable upon conversion thereof have not been registered under the Securities Act of 1933 in reliance upon Regulation S, promulgated thereunder.

         The number of shares to be issued pursuant to any election to convert any or all of the amount of the Loans and any accrued interest is equal to the quotient obtained by dividing (x) the amount of the Loans to be converted, by
(y) the conversion price of $0.30 per share. The total number of shares currently issuable pursuant to such conversion of the Loans is therefore Eight Hundred Sixty Six Thousand (866,666) shares.



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


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  JANUARY 30, 1997


                                   U.S. ELECTRICAR, INC.
                                   (Registrant)




                                   By:   /s/ Roy Y. Kusumoto
                                         ---------------------------------------
                                         Roy Y. Kusumoto
                                         President and Chief Executive Officer



No exhibits are attached.


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